UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 2, 2020

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

On December 2, 2020, Steven Berns notified the Board of Directors of GTT Communications, Inc. (the “Company”) of his decision to resign as the Company’s Chief Financial Officer, effective December 4, 2020. Mr. Berns was also the Company’s interim principal accounting officer. Mr. Berns’ departure is amicable and not as a result of a disagreement with the Company, and he will continue to provide advisory services to the Company through January 31, 2021.

Donna Granato, the Company’s Senior Vice President, Finance, has assumed the duties of Chief Financial Officer and principal accounting officer of the Company on an interim basis until a new individual(s) has been named to these roles. Ms. Granato, age 46, has served as the Company’s Senior Vice President, Finance since June 2020. From 2018 to 2019 Ms. Granato was General Manager, Editorial at Shutterstock, and from 2015 to 2018 Ms. Granato was co-founder of R&D Venture Partners, a boutique strategy and M&A advising firm. From 2013 to 2015 she served as VP, Corporate Finance & Investor Relations of Tribune Media.

In connection with Ms. Granato’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Granato on December 6, 2020, effective December 7, 2020, relating to her services with the Company. The Employment Agreement provides for an initial base salary of $460,000 per annum, which is subject to review and adjustment not less than annually and provides that Ms. Granato will be eligible for certain employee benefits. Ms. Granato’s previously granted equity award will remain outstanding and vest in accordance with its original terms. For the 2020 calendar year, Ms. Granato will receive an annual bonus equal to $66,543. Commencing in 2022, Ms. Granato will be eligible to earn an annual bonus with a target bonus opportunity of 80% of her base salary, with the bonus formula and annual target bonus amount being subject to review and adjustment in accordance with the Company’s customary practices concerning compensation for similarly situated employees but in no event shall her target bonus opportunity be less than 80% of her base salary. In the event Ms. Granato’s employment is terminated by the Company without Cause or by Ms. Granato for Good Reason (as each term is defined in the Employment Agreement), subject to the execution of a release and certain other conditions, Ms. Granato will be entitled to receive: (i) any unpaid annual bonus for the year preceding such termination (the “Prior Year Bonus”), (ii) a prorated annual bonus for the year of termination, (iii) continuation of base salary for twelve months, and (iv) twelve months of COBRA reimbursements (“Medical Benefits”). If Ms. Granato’s employment is terminated due to death, she will be entitled to receive the Prior Year Bonus. In the event that Ms. Granato’s employment is terminated by the Company due to Disability (as defined in the Employment Agreement), Ms. Granato will be entitled to receive the Prior Year Bonus and the Medical Benefits. The Employment Agreement also contains customary restrictive covenants, including restrictions related to non-competition, non-solicitation of customers, confidentiality, non-disparagement, non-disclosure of propriety information, and ownership of Company work product and information.

On December 6, 2020 (the “Effective Date”), the Company also entered into a retention bonus letter agreement (the “Retention Agreement”) with Ms. Granato, which provides for an aggregate cash retention bonus equal to $777,500 (the “Retention Bonus”). The Retention Bonus vests as follows: (i) one-third on December 15, 2020 and (ii) two-thirds on the earlier to occur of the consummation of a “sale event” (as defined in the Company’s 2018 Stock Option and Incentive Plan as in effect as of the Effective Date) and December 1, 2021, with payment of vested retention amounts being paid shortly after vesting. Except as described below, Ms. Granato is required to be employed on the applicable payment date. In the event Ms. Granato’s employment is terminated by the Company other than for Cause (including due to disability), by Ms. Granato for Good Reason (as each term is defined in the Retention Agreement) or due to death, Ms. Granato will be entitled to any vested but unpaid portion of the Retention Bonus and the next unvested tranche of the Retention Bonus, subject to the execution of a release. In the event Ms. Granato terminates employment without Good Reason, she will be entitled to payment of any vested but unpaid portion of the Retention Bonus. As a condition to the Retention Agreement, Ms. Granato has waived any and all participation in any annual bonus plan and long-term incentive plan established by the Company for the 2021 calendar year.

In addition, the Company entered into an indemnification agreement with Ms. Granato in substantially the form attached as Exhibit 10.3 to the Company’s Current Form on 8-K filed on October 28, 2020. The description of the Company’s form of indemnification agreement included in the Company’s Current Form on 8-K filed on October 28, 2020 and Exhibit 10.3 thereto are incorporated herein by reference.

Except as described above, there are no arrangements or understandings between Ms. Granato and any other persons pursuant to which Ms. Granato was appointed as the Company’s interim Chief Financial Officer and interim principal accounting officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Granato and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no related party transactions involving Ms. Granato that would be required to be reported.

In connection with Mr. Berns’ departure, the Company entered into a Separation of Employment and Release Agreement (the “Transition Agreement”) with Mr. Berns. Pursuant to the terms of the Transition Agreement: (i) Mr. Berns will continue to provide advisory services as described above until January 31, 2021, (ii) the Company agreed to a cash transition payment to Mr. Berns equal to $500,000, and (iii) Mr. Berns will be subject to a non-competition restriction until March 31, 2021. The Transition Agreement confirms that certain provisions contained in Mr. Berns’ employment agreement, including certain restrictions relating to non-solicitation of customers, non-disclosure of proprietary information, and ownership of Company work product and information, remain in full force and effect after the cessation of Mr. Berns’ employment. The Transition Agreement also contains customary terms applicable to the departure of an executive of the Company including confidentiality, non-disparagement and return of Company documents provisions, as well as a general release of claims against the Company.

The foregoing descriptions of the Employment Agreement, Retention Agreement and Transition Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement, Retention Agreement and Transition Agreement, respectively, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 8, 2020, the Company issued a press release announcing Mr. Berns’ resignation and the appointment of Ms. Granato. A copy of the press release is attached hereto as Exhibit 99.1.

This Item 7.01 and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 and Exhibit 99.1 hereto shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits
The following exhibit is filed as part of this report:

Number	Description

10.1	Employment Agreement, dated as of December 6, 2020, between GTT Communications, Inc. and Donna Granato.

10.2	Retention Bonus Letter Agreement, dated as of December 6, 2020, between GTT Communications, Inc. and Donna Granato.

10.3	Separation of Employment and Release Agreement, dated as of December 6, 2020, between GTT Communications, Inc. and Steven Berns.

99.1	Press Release issued by GTT Communications, Inc. dated December 8, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 8, 2020

GTT Communications, Inc.

		By:	/s/ Ernest Ortega
Ernest Ortega
Interim Chief Executive Officer